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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12
GRIC COMMUNICATIONS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 15, 2004

To Our Stockholders:

        You are cordially invited to attend the 2004 annual meeting of stockholders of GRIC Communications, Inc., a Delaware corporation, to be held at the Sheraton San Jose Hotel, 1801 Barber Lane, Milpitas, California, on Wednesday, May 19, 2004, at 10:00 a.m., local time.

        The matters we expect to act upon at the meeting are described in the accompanying notice of annual meeting of stockholders and proxy statement.

        It is important that you use this opportunity to take part in the affairs of GRIC by voting on the business to come before this meeting. Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares may be represented at the meeting. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

        We look forward to seeing you at the meeting.

Sincerely,

David L. Teichmann Senior Vice President, General Counsel and Secretary

GRIC COMMUNICATIONS, INC.

1421 McCarthy Blvd.
Milpitas, California 95035

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

        NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of GRIC Communications, Inc., a Delaware corporation (the "Company"or "GRIC"), will be held at the Sheraton San Jose Hotel, 1801 Barber Lane, Milpitas, California, on Wednesday, May 19, 2004 at 10:00 a.m., local time, for the following purposes:

  1.
  To elect nine members of the Board of Directors, each to serve until the next annual meeting of stockholders and until his successor has been elected and qualified or until his earlier resignation, death or removal. GRIC's Board of Directors intends to present the following nominees for election as directors:

        Dr. Hong Chen
        Bharat Davé
        James J. Goodman
        Roderick C. McGeary
        Olof Pripp
        Walter Sousa
        Tom Thimot
        Gerald Wright
        Joseph M. Zaelit

  2.
  To ratify the appointment of Ernst &Young LLP as GRIC's independent auditors for 2004.

  3.
  To approve a proposal to amend the Company's Certificate of Incorporation to change the name of the Company to GoRemote Internet Communications, Inc.

  4.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        These items of business are more fully described in the proxy statement accompanying this notice.

        Only stockholders of record at the close of business on March 31, 2004 (the "Record Date") are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

BY ORDER OF THE BOARD OF DIRECTORS

David L. Teichmann Senior Vice President, General Counsel and Secretary

Milpitas, California
April 15, 2004

Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares may be represented at the meeting.

GRIC COMMUNICATIONS, INC.

1421 McCarthy Blvd.
Milpitas, California 95035

PROXY STATEMENT
2004 ANNUAL MEETING OF STOCKHOLDERS

April 15, 2004

        The accompanying proxy is solicited on behalf of the Board of Directors of GRIC Communications, Inc., a Delaware corporation (the "Company", "GRIC", "we" or "us"), for use at our annual meeting of stockholders to be held at the Sheraton San Jose Hotel, 1801 Barber Lane, Milpitas, California, on Wednesday, May 19, 2004, at 10:00 a.m., local time. Only stockholders of record at the close of business on March 31, 2004 will be entitled to vote at the meeting. At the close of business on the record date, we had 40,685,418 shares of common stock outstanding and entitled to vote and no shares of Series A preferred stock outstanding. A majority of such shares, present in person or represented by proxy, will constitute a quorum for the transaction of business. This proxy statement and the accompanying form of proxy were first mailed to stockholders on or about April 15, 2004. Our 2003 annual report on Form 10-K is enclosed with this proxy statement.

        Our principal executive offices are located at 1421 McCarthy Blvd., Milpitas, California 95035. Our telephone number at that location is (408) 955-1920.

VOTING RIGHTS AND SOLICITATION OF PROXIES

        Each share of our common stock and our Series A preferred stock outstanding on the record date is entitled to one vote on each matter to which such share is entitled to vote.

        Our certificate of incorporation currently provides for the election of directors as follows: The holders of the Series A preferred stock, voting as a separate series, are entitled to elect a specified number of directors in certain circumstances. However, if the total number of outstanding shares of Series A preferred stock is less than 25% of the number of shares of Series A preferred stock originally issued by us, then such holders are not entitled to elect any directors, voting as a separate class. As of the record date, there were no shares of Series A preferred stock outstanding. Thus, no Series A preferred stock director nominations may be made at our 2004 annual stockholders meeting

        The holders of record of our common stock outstanding on the record date, voting as a separate class, are entitled to elect all directors not entitled to be elected by the holders of Series A preferred stock. Thus, only holders of record of our common stock will elect the directors at our 2004 annual stockholders meeting.

        The presence at the meeting, in person or by proxy, of the holders of a majority of the total voting power of the shares of our stock outstanding on the record date, on an as-converted basis, will constitute a quorum for the purposes of voting on each item of business.

        The nine directors to be elected will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Approval of Proposal 2 requires the affirmative vote of the majority of shares of all stock present in person or represented by proxy at the meeting and entitled to vote on the proposal. Approval of Proposal 3 requires the affirmative vote of a majority of the outstanding shares of all stock entitled to vote on the proposal. All votes will be tabulated by the inspector of election appointed for the meeting, who will tabulate affirmative and negative votes, abstentions and broker non-votes.

Abstentions will be counted towards a quorum and have the same effect as negative votes with regard to Proposal 2 and Proposal 3.

        Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or, in the absence of such direction, in their own discretion if permitted by the stock exchange or other organization of which they are members. Members of the New York Stock Exchange are permitted to vote their clients' proxies in their own discretion as to certain "routine" proposals, such as all of the proposals to be voted on at the meeting. If a broker votes shares that are not voted by its clients for or against a proposal, those shares are considered present and entitled to vote at the meeting, and will be counted towards determining whether or not a quorum is present. Those shares will also be taken into account in determining the outcome of all of the proposals. Although all of the proposals to be voted on at the meeting are considered "routine," where a proposal is not "routine," a broker who has received no instructions from its clients generally does not have discretion to vote its clients' unvoted shares on that proposal. When a broker indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, the missing votes are referred to as "broker non-votes." Those shares would be considered present for purposes of determining whether or not a quorum is present, but would not be considered entitled to vote on the proposal and would not be taken into account in determining the outcome of the non-routine proposal.

EXPENSES OF SOLICITATION

        The expenses of soliciting proxies to be voted at the meeting will be paid by GRIC. Following the original mailing of the proxies and other soliciting materials, we may also solicit proxies by mail, telephone, telegraph or in person. Following the original mailing of the proxies and other soliciting materials, we will request that brokers, custodians, nominees and other record holders of common stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. In such cases, upon the request of the record holders, we will reimburse such holders for their reasonable expenses.

REVOCABILITY OF PROXIES

        Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the meeting or at the meeting prior to the vote pursuant to the proxy. A proxy may be revoked (1) by a writing delivered to the Company (attention: David L. Teichmann) stating that the proxy is revoked, (2) by a subsequent proxy that is signed and dated by the person who signed the earlier proxy and is presented at the meeting or (3) by attendance at the meeting and voting in person. Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee, and that stockholder wishes to vote at the meeting, the stockholder must bring to the meeting a letter from the broker, bank or other nominee confirming that stockholder's beneficial ownership of the shares.

GOVERNANCE OF THE COMPANY

        We believe that good corporate governance is an essential ingredient in ensuring that GRIC is managed for the long-term benefit of its stockholders. By having in place sound corporate governance principles, we help ensure that high standards of excellence, integrity and accountability are applied to all aspects of our business.

        During the past year, we have continued to review our corporate governance policies and practices and to compare them to those required or suggested by various authorities in corporate governance and the practices of other public companies. We have also continued to review the provisions of the Sarbanes-Oxley Act of 2002, the new rules of the Securities and Exchange Commission (the "SEC") and the new listing standards of The Nasdaq National Market (the "Nasdaq"). These principles are reflected in the structure and composition of our Board and Board Committees, and are reinforced by the GRIC Code of Business Conduct and Ethics, which applies to every employee and to each of our directors. You can access our current Code of Business Conduct at www.gric.com/investors. You may also obtain a copy by sending a request in writing to:

David L. Teichmann
Senior Vice President, General Counsel & Secretary
GRIC Communications, Inc.
1421 McCarthy Blvd.
Milpitas, California 95035

Consideration of Director Nominees

        The Nominating Committee periodically assesses the appropriate size of the Board and whether any vacancies are expected due to retirement or otherwise. The Nominating Committee uses a variety of methods for identifying and evaluating nominees for directorships, and includes requests to Board members and others for recommendations.

        Stockholder Nominations.    Stockholders may recommend, with timely notice, individuals for the Nominating Committee to consider as potential director candidates by submitting their names and background to the Nominating Committee, c/o Secretary, GRIC Communications, Inc., 1421 McCarthy Blvd., Milpitas, California 95035. The Nominating Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis (see "Stockholder Proposals"). Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Nominating Committee will evaluate nominees by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members.

        Director Qualifications.    The qualifications of recommended candidates are reviewed by the Nominating Committee. The criteria used by the Nominating Committee for considering candidates, including those recommended by stockholders, for inclusion in the Board's slate of recommended director nominees are reevaluated periodically. Currently the criteria include the candidate's skills, attributes, contribution to diversity, integrity, relevance of experience to our business, commitment, diligence, independence from conflict or direct economic relationship with the Company, ability to prepare for and attend meetings regularly and ability to act in the interests of all stockholders. The Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. GRIC believes that the backgrounds and qualifications of the directors, considered as a group, should provide a balanced mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

        Identification and Evaluation of Nominees.    The Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. In recommending director nominees to the Board, the Committee solicits candidate recommendations from its own members, other directors and management. It may also engage the services of, and pay the fees of, a professional search firm to assist it in identifying potential director nominees. The Committee also reviews materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder. The Committee periodically assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the Committee considers whether to fill those vacancies and, if so, considers various potential candidates for director. These candidates are evaluated against the current criteria at meetings of the Committee, and may be considered at any point during the year. As described above, the Committee will consider properly submitted stockholder nominations for candidates for the Board. Following verification of the stockholder status of the person(s) proposing a candidate, a stockholder nominee will be considered by the Committee at a meeting of the Committee. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials will be forwarded to the Committee.

        The Board and the Committee each assessed the characteristics and performance of the individual directors currently standing for election to the Board at the 2004 Annual Meeting against the foregoing criteria. Upon completion of this evaluation process, the Nominating Committee reported to the full Board its conclusions and recommendations for nominations to the Board, and the Board nominated the 9 director nominees named in this Proxy Statement based on that recommendation.

        The Board makes the final determination whether or not a stockholder-recommended candidate will be included as a director nominee for election. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election as a director by the stockholders, the name will be included in GRIC's proxy statement and proxy card for the stockholders meeting at which his or her election is recommended.

Communications from Stockholders and Other Interested Parties

        The Board will give appropriate attention to written communications on issues that are submitted by stockholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, the Chairman of the Nominating Committee will, with the assistance of the Secretary, (1) be primarily responsible for monitoring communications from stockholders and other interested parties and (2) provide copies or summaries of such communications to the other directors as the Chairman considers appropriate.

        Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chairman of the Nominating Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded to the Board of Directors.

        Stockholders may also provide informal feedback to those directors who attend our annual stockholders meetings. Although GRIC has not adopted a policy concerning attendance of Board members at our annual stockholders meetings, three of our directors attended our 2003 annual stockholders meeting.

        Stockholders and other interested parties who wish to send communications on any topic to the Board should address such communications to the Chairman of the Nominating Committee, c/o Secretary, GRIC Communications, Inc., 1421 McCarthy Blvd., Milpitas, California 95035.

Board Structure and Committees

        Dr. Hong Chen serves as Chairman of our Board. The Board held a total of nineteen (19) meetings during the fiscal year ending December 31, 2003, including fifteen (15) telephone conference meetings. Messrs. Goodman and Wright each attended fewer than 75% of the aggregate number of meetings of the Board and all committees of the Board on which he served (during the periods that he served). Mr. Goodman joined our Board on December 1, 2003. Mr. Wright attended 90% of the meetings of the Audit Committee, of which he is the Chairman. Each of the other incumbent directors attended at least 75% of the aggregate number of meetings of the Board and all committees of the Board on which he served (during the periods that he served). The Board has determined that, as of the record date, a majority of the members of the Board are "independent directors" as defined by the Nasdaq listing standards: the Board has determined that Messrs. Goodman, McGeary, Pripp, Sousa, Thimot and Wright are independent and that Messrs. Chen, Davé and Zaelit are not independent.

        Standing committees of the board include an Audit Committee, a Compensation Committee and a Nominating Committee. The board also currently has a Special Projects Committee.

  Audit Committee

        Our Audit Committee assists the Board in fulfilling its responsibilities with respect to its oversight of:

  •
  the quality and integrity of our financial statements;

  •
  our compliance with legal and regulatory requirements;

  •
  the independent auditors' qualification and independence;

  •
  the performance of our independent auditors; and

  •
  the preparation of the report the SEC requires be included in our annual proxy statement.

        Messrs. McGeary, Wright and Zaelit are the members of the Audit Committee. Mr. Wright is the chairman of the Audit Committee. Mr. McGeary also currently serves on the audit committees of Cisco Systems, Inc. and DigitalThink, Inc. and Mr. Zaelit also currently serves on the audit committee of InterVideo, Inc. The Audit Committee met ten times during 2003. In addition, our Board of Directors has determined that each member of the Audit Committee is financially literate and that each of Messrs. McGeary, Wright and Zaelit has accounting and/or related financial management expertise as required under the Nasdaq rules.

        The Audit Committee operates under a written charter adopted by our Board of Directors. We recently revised our charter to make it consistent with the new SEC and Nasdaq requirements. The revised charter of the Audit Committee is attached as Appendix A, and is available on our web site at www.gric.com/investors. The Board of Directors has determined that, except for Mr. Zaelit, all the members of the Audit Committee are independent as defined in the Nasdaq's listing standards. Mr. Zaelit was our Senior Vice President, Finance and Administration and Chief Financial Officer until November 2001. In appointing Mr. Zaelit to the Audit Committee in 2001, our board determined that the appointment of Mr. Zaelit was in the best interests of GRIC and the stockholders, notwithstanding the fact that he was not an "independent director" as defined by the Nasdaq rules. As a result of the Nasdaq rule changes which will become applicable to the Company upon the conclusion of its 2004 stockholders meeting, Mr. Zaelit will not serve on the Audit Committee effective May 19, 2004. The Board intends to appoint Mr. Goodman to serve on the Audit Committee as Mr. Zaelit's successor.

        Our Board has designated Messrs. McGeary, Wright and Zaelit as "audit committee financial experts" in accordance with SEC requirements. The responsibilities of our Audit Committee and its activities during fiscal 2003 are described in the Report of the Audit Committee contained in this Proxy Statement.

        In discharging its duties, the Audit Committee:

  •
  reviews and approves the scope of the annual audit and the independent auditors' fees;

  •
  meets independently with our independent auditors and our senior management;

  •
  reviews the general scope of our accounting, financial reporting, annual audit and matters relating to internal control systems, as well as the results of the review of our interim financial statements and our annual audit, auditor independence issues and the adequacy of the Audit Committee charter; and

  •
  pre-approves all significant audit and non-audit services provided by the independent auditor.

  Compensation Committee

        Our Compensation Committee met three (3) times during our 2003 fiscal year and is comprised of Messrs. Zaelit, McGeary and Sousa. Mr. Zaelit is the chairman of the Compensation Committee. The Compensation Committee assists the Board with discharging its duties with respect to the formulation, implementation, review and modification of the compensation of our directors and officers, and the preparation of the annual report on executive compensation for inclusion in our proxy statement. The Compensation Committee:

  •
  reviews compensation for our executive officers; and

  •
  has authority to grant stock options under our 1999 Equity Incentive Plan, as amended, to employees and consultants (including officers and directors who are also our employees or consultants), including grants for new employees who join us through our acquisitions of other entities.

        The Board of Directors has determined that, except for Mr. Zaelit, all the members of the Compensation Committee are independent as defined in the Nasdaq's listing standards.

        The responsibilities of our Compensation Committee and its activities during fiscal 2003 are described in the Report of the Compensation Committee contained in this Proxy Statement. The Compensation Committee has not yet adopted a formal charter, but intends to do so during 2004.

  Nominating Committee

        Our Nominating Committee consists of Messrs. Chen, Sousa and Zaelit. Mr. Chen is the Chairman. The Nominating Committee met one time in 2003. The Nominating Committee has the authority to recommend candidates to stand for election to our Board of Directors, including any nomination of qualified individuals submitted in writing by stockholders. The Nominating Committee has not yet adopted a formal charter, but intends to do so during 2004.

        The Nominating Committee has the authority to recommend candidates to stand for election to our Board of Directors, including any nomination of qualified individuals submitted in writing by stockholders. The purpose of the Nominating Committee is to:

  •
  identify individuals qualified to become Board members;

  •
  recommend to the Board the persons to be nominated by the Board for election as directors at the annual meeting of stockholders; and

  •
  develop, maintain and recommend to the Board a set of corporate governance principles and oversee the evaluation of the Board.

        The Board of Directors has determined that Mr. Sousa is the only member of the Nomination Committee who is independent as defined in the Nasdaq's listing standards.

        For information relating to nominations of directors by our stockholders, see "Consideration of Director Nominees" above.

  Special Projects Committee

        Messrs. Chen and Zaelit are the current members of the Special Projects Committee with Mr. Zaelit currently serving as the chairman. The Special Projects Committee examines and seeks financing and strategic venture opportunities for the Company.

Director Compensation

        We have a compensation policy for non-employee members of our Board of Directors, pursuant to which Messrs. Chen, McGeary, Pripp, Sousa, Thimot and Wright are currently entitled to be paid for their services as directors.

        During 2003, our outside director compensation policy provided for reimbursement of expenses, stock option grants under our 1999 Equity Incentive Plan as described below, payment for in person attendance at Board meetings of $1,500 per meeting and payment for in person attendance at Board Committee meetings of $500 per meeting. During the one-year period following his resignation as our Chief Executive Officer on January 29, 2003, Dr. Chen received an annual salary of $100,000 for his services as Chairman.

        Under our 1999 Equity Incentive Plan, non-employee directors who joined the Board of Directors in 2003 were granted an option to purchase 10,000 shares of common stock when they first became a member of our Board of Directors. In addition, immediately following the 2003 annual meeting, each non-employee director was automatically granted an additional option to purchase 7,500 shares of common stock if they had served continuously as a member of the Board of Directors for at least one year. All shares under these grants are immediately exercisable, subject to a right or repurchase at the exercise price. For initial grants, the right of repurchase will expire as to 20% percent of the shares after 10 months and thereafter in equal installments over the succeeding 40 months. For subsequent grants, the right of repurchase will lapse in equal installments over 50 months.

        In January 2004, our board amended the outside director compensation policy to provide for reimbursement of expenses, stock option grants under our 1999 Equity Incentive Plan as described below, payment for in person attendance at Board meetings of $2,000 per meeting and payment for in person attendance at Board Committee meetings of $1,000 per meeting. In addition, the non-employee Chairman, a position currently held by Dr. Chen, receives an annual retainer of $10,000 and receives payment of $4,000 and $2,000, respectively, for in person attendance at board meetings and committee meetings.

        Directors joining our Board of Directors after January 2004 will receive an option to purchase 35,000 shares of common stock when they first become a member of our Board of Directors. In addition, immediately following the 2004 annual meeting, each non-employee director will be automatically granted an additional option to purchase 15,000 shares of common stock if they have served continuously as a member of the Board of Directors for at least one year. All shares under these grants are immediately exercisable, subject to a right of repurchase at the exercise price. For these grants, the right of repurchase will expire as to forty percent of the shares one year after the grant date and thereafter will expire as to the balance of the shares on a pro rata basis each month over the succeeding thirty-six months.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

        At the meeting, stockholders will elect nine members of the Board of Directors, each to serve until the next annual meeting of stockholders and until his successor has been elected and qualified or until his earlier resignation, death or removal.

        Our Board of Directors has nominated for election as directors each of the following persons to serve as directors until the next annual meeting of stockholders and until his successor has been duly elected and qualified or until such director's earlier resignation, death or removal: Dr. Hong Chen, Bharat Davé, James J. Goodman, Roderick C. McGeary, Olof Pripp, Walter Sousa, Tom Thimot, Gerald Wright and Joseph M. Zaelit.

        Our Board of Directors recommends a vote "for" each of the nine nominees. Shares represented by the accompanying proxy will be voted "for" the election of these nominees unless the proxy is marked in such a manner as to withhold authority so to vote. Our Board currently has nine members and each of the nominees is currently a director of the Company. In the event that any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the present Board may determine. Each of the nominees has agreed to serve as a director if elected, and we are not aware of any nominee who will be unable to or for good cause will not serve as a director.

        The following table provides information concerning our director nominees:

Name of Director Nominee	Age	Principal Occupation	Director Since
Dr. Hong Chen(3)(4)(5)	41	Chairman of the Board of Directors	1994
Bharat Davé	51	Chief Executive Officer and President	2000
James J. Goodman	45	President of Gemini Investors	2003
Roderick C. McGeary(1)(2)	53	Former Chairman and Chief Executive Officer of Brience Inc.	2003
Olof Pripp	45	Partner of IBM Business Consulting Services SA	2004
Walter Sousa(1)(4)	60	Chairman of MediaRing Ltd	2003
Tom Thimot	37	Executive Vice President Worldwide Sales and Services of Netegrity, Inc.	2004
Gerald Wright(2)	49	Executive Vice President and Chief Financial Officer of Siemens Canada Limited	2001
Joseph M. Zaelit(1)(2)(3)(4)(6)	59	Former Senior Vice President and Chief Financial Officer of Celestry Design Technologies, Inc.	2001

(1)
Member of the Compensation Committee

(2)
Member of the Audit Committee

(3)
Member of the Special Projects Committee

(4)
Member of the Nominating Committee

(5)
Dr. Chen served as the Chief Executive Officer of GRIC until January 2003.

(6)
Mr. Zaelit served as the Chief Financial Officer of GRIC until November 2001.

        Dr. Hong Chen, one of our co-founders, has served as our Chairman since July 2002. Dr. Chen served as Chief Executive Officer from our inception in 1994 until January 2003 and was our Chairman from 1994 to July 1999. From 1993 to 1994, Dr. Chen was Senior Consultant with TRW Financial Systems, a systems integrator. Dr. Chen holds a B.S. degree in Computer Science from Xian Jiaotong University and M.S. and PhD degrees in Computer Science from State University of New York at Stony Brook.

        Bharat Davé has served as our Chief Executive officer since July 2003, as Acting Chief Executive Officer from January 2003 to July 2003, as President since March 2001 and as Chief Operating Officer from September 2000 until June 2003. He has served as a director since October 2000. From October 1998 to September 2000, he was employed as President and CEO North America of Infineon Technologies Corporation, a manufacturer of semiconductor products. From 1988 to September 1998, he held a variety of positions at Siemens Business Communications Systems, Inc. Mr. Davé holds a B.S. degree in Electrical Engineering from the University of New Haven.

        James J. Goodman has served as a director since December 2003. He has served as President of Gemini Investors, a private equity firm, since 1993. From 1989 to 1993, Mr. Goodman was a Vice President of Berkshire Partners, a private equity firm. From 1984 to 1989 he was a consultant with Bain & Company, a management consulting firm. Mr. Goodman holds an A.B. degree in Economics, and M.B.A. and J.D. degrees from Harvard University.

        Roderick C. McGeary has served as a director since June 2003. He served as Chief Executive Officer of Brience Inc. from July 2000 to July 2002. From 1999 to June 2000, he served as President and Co-Chief Executive Officer of KPMG Consulting, Inc. From 1993 to 1998, he was employed by KPMG LLP, most recently as its Vice Chairman of Consulting. Mr. McGeary currently serves as a director of BearingPoint, Inc., formerly known as KPMG Consulting, Inc., a management consulting firm, Cisco Systems, Inc., a provider of Internet networking products, and DigitalThink, Inc., a custom e-learning company. Mr. McGeary holds a B.S. degree in Accounting from Lehigh University.

        Olof Pripp has served as a director since April 2004. He has served as a Partner of IBM Business Consulting Services SA in Geneva, Switzerland since October 2002. In this role, he has acted as the Global Relationship Partner for one of IBM's largest service accounts worldwide. From 1989 to September 2002, Mr. Pripp served in a variety of capacities at PwC Consulting, a management consulting firm, most recently as a Partner and Global Technology Industry Leader. Mr. Pripp holds a B.S. degree in Business Administration and Economics from Uppsala University in Sweden.

        Walter Sousa has served as a director since October 2003. He has served as Chairman of MediaRing Ltd since 1999. From September 1993 to September 1996, he served as Chairman and Chief Operating Officer of AT&T Asia Pacific. From January 1991 to August 1993, he served as Chief Operating Officer of Astec (BSR) PLC, a London Stock Exchange-listed company. Mr. Sousa holds a B.S. degree in Electrical Engineering from Santa Clara University and an M.A. degree in Public Administration from American University.

        Tom Thimot has served as a director since April 2004. He has served as Executive Vice President Worldwide Sales and Services of Netegrity, Inc. since September 2002. From February 2001 to June 2002, he served as President and Chief Operating Officer of Enigma. Between November 1994 and January 2001, he served in various positions at Oracle Corporation, most recently as Area Vice President for Central U.S. Sales. Prior to Oracle, Mr. Thimot held various consulting positions with PriceWaterhouseCoopers and Accenture. Mr. Thimot holds a B.S. degree in Mechanical Engineering from Marquette University.

        Gerald Wright has served as a director since 2001. Since February 2002, Mr. Wright has been Executive Vice President and Chief Financial Officer of Siemens Canada Limited. From October 1998 to January 2002, he served as Executive Vice President and Chief Financial Officer of Siemens

Corporation and from October 1996 to September 1998, he served in the same capacity with Siemens Business Communication Systems, Inc. Mr. Wright received an Industriekaufmann degree from the Chamber of Industry and Commerce of Nüremberg and studied Business Administration at the University of Buenos Aires.

        Joseph M. Zaelit has served as a director since 2001. From July 2002 to February 2003, Mr. Zaelit served as Executive Vice President, Finance and Administration and Chief Financial Officer of Celestry Design Technologies, Inc., an electronic design automation software and services company. From January 1999 to November 2001, he served as our Senior Vice President, Finance and Administration and Chief Financial Officer. From 1993 to June 1998, he was employed by VeriFone, Inc., a manufacturer of electronic payment equipment, most recently as Senior Vice President, Finance and Administration and Chief Financial Officer. From 1973 to 1993, Mr. Zaelit held a variety of senior financial positions at Hewlett-Packard Company, most recently as Corporate Treasury Manager. Mr. Zaelit currently serves as a director of InterVideo, Inc., a digital video and audio software company. Mr. Zaelit holds a B.S. degree in Accounting and an M.B.A. degree from the University of Utah, and is a Certified Public Accountant licensed in California.

Votes Required

        Directors are elected by a plurality of the votes present in person at the meeting or represented by proxy and entitled to vote.

Our Board of Directors recommends that the stockholders
vote "FOR" the election of each of the nominees listed above.

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit GRIC's financial statements for the year ending December 31, 2004, and recommends that the stockholders vote to ratify such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Representatives of Ernst & Young LLP are expected to be present at the meeting, will have the opportunity to make a statement at the meeting if they desire to do so and are expected to be available to respond to appropriate questions.

  Fees for Professional Services by Independent Auditors

        During the fiscal years ended December 31, 2003 and December 31, 2002, respectively, the aggregate fees billed by Ernst & Young LLP, our independent auditors, for professional services were as follows:

Services	2003	2002
Audit Fees(1)	$608,402	$376,731
Audit-Related Fees(2)	$6,200	$75,400
Tax Fees(3)	$1,822	$56,737
All Other Fees(4)	—	$3,500

TOTAL	$616,424	$512,368

(1)
Fees billed for professional services rendered by our independent auditor for the audit of our annual financial statements, the review of our quarterly financial statements included in our reports on Form 10-Q, the preparation of international statutory audits, and other services that generally only the independent auditor reasonably can provide in connection with statutory and regulatory filings. Includes fees for services provided by our independent auditor during the fiscal year ending December 31, 2003 and paid by us on behalf of Axcelerant, Inc. in connection with our acquisition of Axcelerant.

(2)
Fees for assurance and related services provided by our independent auditors that are traditionally performed by the independent auditor. These services generally include fees for due diligence related to mergers and acquisitions, accounting consultations, attest services that are not required by statute and consultation concerning financial accounting and reporting standards

(3)
Fees for tax compliance, tax advice and tax planning services. Tax compliance and preparation services include preparation of original and amended tax returns, claims for refunds and tax payment-planning services. Other tax services include tax advice, tax consultation and tax planning services outside of the scope of tax compliance and preparation, as well as other items.

(4)
Subscription fees paid to our independent auditors to access their on-line information service and other products and services other than those described in above in footnotes (1), (2) and (3).

  Audit Committee Pre-Approval Policy

        Our Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent auditor. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditor and management are required to periodically report to our Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. Our Audit Committee may also pre-approve particular services on a case-by-case basis.

        The Audit Committee considered whether the non-audit services rendered by Ernst & Young LLP were compatible with maintaining Ernst & Young LLP's independence as auditors of our financial statements and concluded that they were. The Audit Committee pre-approved 100% of the fees billed to GRIC by Ernst & Young LLP.

Vote Required

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the meeting will be required to ratify the selection of Ernst & Young LLP.

Our Board of Directors recommends that the stockholders
vote "FOR" the ratification of the appointment of Ernst & Young LLP as GRIC's independent auditors for the fiscal year ending December 31, 2004.

PROPOSAL NO. 3—AMENDMENT TO THE COMPANY'S CERTIFICATE OF
INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO
GOREMOTE INTERNET COMMUNICATIONS, INC.

        The Board of Directors has unanimously adopted resolutions approving, declaring advisable and recommending adoption by the stockholders of an amendment to the Company's Certificate of Incorporation to change the name of the Company from GRIC Communications, Inc. to GoRemote Internet Communications, Inc.

        The Board of Directors believes that the change in name will assist in the marketing of the Company's brand and services as the proposed name more accurately reflects the Company's nature and serves to emphasize that the Company is a managed remote solutions company.

        If the name change is approved, current Company stock certificates will remain valid and no exchange of certificates will be required, unless and until the securities represented by the certificates are sold or transferred.

        Under Delaware law, the amendment to the Certificate of Incorporation would become effective upon stockholder approval and the filing of the amendment with the Secretary of State of the State of Delaware. The Amendment to the Certificate of Incorporation will be filed as soon as reasonably practicable after the approval of this proposal by the stockholders. If this proposal is approved, Article I of the Company's Certificate of Incorporation will be amended to read as follows:

        "The name of the corporation is GoRemote Internet Communications, Inc. (hereinafter called the "Company")."

        The affirmative vote of the holders of a majority of the common stock outstanding on the record date is required to adopt the proposed amendment to the Certificate of Incorporation. As a result, abstentions and broker non-votes are effectively equivalent to votes against this proposal. Unless otherwise instructed, properly executed proxies that are timely received and not subsequently revoked, but not marked, will be voted in favor of the proposed amendment to the Certificate of Incorporation.

Our Board of Directors recommends that the stockholders
vote "FOR" the approval of the proposed amendment to our Certificate of Incorporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information, as of March 31, 2004, with respect to the beneficial ownership of our common stock by (i) each stockholder known by us to be the beneficial owner of more than 5% of our common stock, (ii) each director and director nominee of GRIC, (iii) each Named Executive Officer of GRIC (as defined below) and (iv) all current directors and executive officers of GRIC as a group. No shares of our Series A preferred stock were outstanding as of March 31, 2004.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage
Asia Pacific Growth Fund III, LP	3,572,023	8.2%
RLH Investors, L.P.	2,446,101	5.6%
Dr. Hong Chen(2)	2,083,757	4.8%
James J. Goodman(3) Gemini Investors	2,068,937	4.8%
Bharat Davé(4)	963,906	2.2%
Joseph M. Zaelit(5)	412,575	*
David L. Teichmann(6)	260,129	*
Michael A. Smart(7)	172,014	*
Kelly Anderson(8)	95,800	*
Kim Silverman(9)	83,293	*
Gerald Wright(10)	17,500	*
Roderick C. McGeary(11)	10,000	*
Walter Sousa(12)	10,000	*
All current directors and executive officers as a group (14 persons)(13)	4,087,921	9.3%

*
Represents less than 1% of our outstanding common stock.

(1)
This table is based on information supplied by executive officers, directors, director nominees and principal stockholders of GRIC and on any Schedules 13D or 13G filed with the Securities and Exchange Commission. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after March 31, 2004 are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Unless otherwise indicated in the footnotes below: (a) the persons and entities named in the table have sole voting power and investment power with respect to all shares beneficially owned, subject to community property laws where applicable and (b) the address of the persons and entities named in the table above for purposes herein is in care of GRIC Communications, Inc., 1421 McCarthy Blvd., Milpitas, CA 95035.

(2)
Includes 983,000 shares subject to options exercisable within 60 days of March 31, 2004. Does not include 189,414 shares held by Dr. Chen's spouse, Lynn Y. Liu.

(3)
Includes 10,000 shares subject to options exercisable within 60 days of March 31, 2004.

(4)
Includes 953,000 shares subject to options exercisable within 60 days of March 31, 2004 and 1,050 shares held of record by Neil Davé and 100 shares held by Jayesh Davé, each a son of Mr. Davé. Mr. Davé disclaims beneficial ownership of shares held by Jayesh Davé.

(5)
Includes 1,000 shares held of record by Daniel Zaelit and 1,000 shares held of record by David Zaelit, each a son of Mr. Zaelit, and 354,592 shares subject to options exercisable within 60 days of March 31, 2004. Mr. Zaelit disclaims beneficial ownership of the shares held by each of Daniel Zaelit and David Zaelit.

(6)
Includes 200 shares held of record by each of Mr. Teichmann's two minor children and 213,647 shares subject to options exercisable within 60 days of March 31, 2004.

(7)
Includes 167,400 shares subject to options exercisable within 60 days of March 31, 2004.

(8)
Includes 93,800 shares subject to options exercisable within 60 days of March 31, 2004.

(9)
Includes 1,339 shares held by the Michael Andrew Silverman and Kim Shaelyn Silverman Trust, FBO The Silverman Trust u/a/d February 3, 2000.

(10)
Includes 17,500 shares subject to options exercisable within 60 days of March 31, 2004.

(11)
Includes 10,000 shares subject to options exercisable with in 60 days of March 31, 2004.

(12)
Includes 10,000 shares subject to options exercisable with in 60 days of March 31, 2004.

(13)
Includes 2,845,596 shares subject to options exercisable with in 60 days of March 31, 2004.

EXECUTIVE OFFICERS

        The following table sets forth information with respect to persons who served as an executive officer as of March 31, 2004.

Name	Age	Position
Dr. Hong Chen	41	Chairman of the Board of Directors
Bharat Davé	51	Chief Executive Officer and President
Kelly Anderson	45	Senior Vice President, Worldwide Sales
Daniel W. Fairfax	48	Senior Vice President of Finance and Chief Financial Officer
Robert Fuggetta	48	Senior Vice President, Worldwide Marketing
Pete Sauerborn	37	Vice President, Branch Office Solutions
Michael A. Smart	50	Senior Vice President of Operations, Engineering and Product Management
David L. Teichmann	48	Senior Vice President, General Counsel and Secretary

        Dr. Hong Chen, one of our co-founders, has served as our Chairman since July 2002. Dr. Chen served as Chief Executive Officer from our inception in 1994 until January 2003, as Chairman from 1994 to July 1999, and as President from July 1999 to March 2000. From 1993 to 1994, Dr. Chen was Senior Consultant with TRW Financial Systems, a systems integrator. Dr. Chen holds a B.S. degree in Computer Science from Xian Jiaotong University and M.S. and PhD degrees in Computer Science from State University of New York at Stony Brook.

        Bharat Davé has served as our Chief Executive officer since July 2003, as Acting Chief Executive Officer from January 2003 to July 2003, as President since March 2001 and as Chief Operating Officer from September 2000 until June 2003. He has served as a director since October 2000. From October 1998 to September 2000, he was employed as President and CEO North America of Infineon Technologies Corporation, a manufacturer of semiconductor products. From 1988 to September 1998, he held a variety of positions at Siemens Business Communications Systems, Inc. Mr. Davé holds a B.S. degree in Electrical Engineering from the University of New Haven.

        Kelly J. Anderson has served as our Senior Vice President, Worldwide Sales since January 2003. From July 2001 to December 2002, he served as a Managing Director of Tech West Ventures LLC, a private equity capital group specialized in technology investments. From 1979 to July 2001, he served in various positions at Nortel Networks, a global telecommunications equipment company, most recently as Sr. Vice President–Enterprise and Service Provider Applications Solutions Group from May 2000 to July 2001. Mr. Anderson holds a B.S. degree in Business Management from Pepperdine University.

        Daniel W. Fairfax has served as our Senior Vice President of Finance and Chief Financial Officer since February 2004. From March 2000 to June 2003 he served as Chief Financial Officer of Ironside Technologies, Inc., a privately-held developer of supplier-focused real-time integration and e-commerce application software. From November 1998 to December 1999, he served as Chief Financial Officer of ACTA Technology, a developer of data-warehousing and application integration software for enterprise resource planning-based business information and e-commerce applications. From June 1993 to November 1998, Mr. Fairfax served as Chief Financial Officer of privately held NeoVista Software, which provided scalable intelligent data mining software and related business intelligence applications for Global 2000 companies. Mr. Fairfax holds a B.A. degree in Economics from Whitman College and an M.B.A. degree from the University of Chicago, and is a Certified Public Accountant in California.

        Robert Fuggetta has served as our Senior Vice President, Worldwide Marketing since August 2003. From December 1998 to April 2000 and from December 2000 to August 2003, he was a Principal of Navitier Consulting Group, Inc., a marketing consulting services company. From May 2000 to November 2000, he served as Senior Vice President of Marketing for Genuity, Inc., a global Internet service provider. From December 1990 to November 1998, he was a partner at Regis McKenna, Inc., a technology marketing and communications firm. Mr. Fuggetta holds a B.A. degree in Government and Politics from the University of Maryland.

        Pete Sauerborn has served as our Vice President, Branch Office Solutions since December 2003, when we acquired Axcelerant, Inc. From June 2000 to November 2003, he served in various positions at Axcelerant, Inc., most recently as Senior Vice President. From September 1999 to May 2000, Mr. Sauerborn was Vice President Business Development at Vast Solutions, Inc., a start-up wireless provider and spinoff of Pagenet, Inc. At Pagenet, Inc., a paging company, he served as Vice President Product Marketing/Strategy from July 1998 to September 1999. From September 1995 to July 1998, Mr. Sauerborn was an Associate/Engagement Manager with McKinsey & Company, Inc., an international management consulting firm. Mr. Sauerborn holds a B.A. degree from Cal Poly San Luis Obispo and an M.B.A. degree from the University of Chicago.

        Michael A. Smart has served as our Senior Vice President, Operations, Engineering and Product Management since July 2003, as Vice President, Engineering and Product Management from July 2002 to July 2003, as Vice President and General Manager, Software Business Unit from January 2001 until July 2002 and as Vice President, Convergent Services Platform from November 2000 to December 2000. From 1998 to October 2000, he served in various positions with TCSI Corporation, most recently Vice President of Global Sales and Director of Product Marketing. From 1996 to 1998, Mr. Smart was Vice President and General Manager at Master Software, Inc., a systems integrator specializing in custom applications for the telecommunications industry. Mr. Smart earned his B.A. degree from San Diego State University, and an M.B.A. degree from St. Mary's College.

        David L. Teichmann has served as our Senior Vice President, General Counsel and Secretary since January 2002. From July 1998 to December 2001, he served as our Vice President, General Counsel and Secretary. From 1993 to July 1998, he served in various positions at Sybase, Inc., a software company, including Vice President, International Law as well as Director of European Legal Affairs based out of Sybase's Netherlands headquarters. From 1989 to 1993, Mr. Teichmann was Assistant General Counsel handling legal matters in Asia-Pacific, Japan, Canada and Latin America for Tandem Computers Corporation, a computer company. Mr. Teichmann holds a B.A. degree in Political Science from Trinity College, an M.A.L.D. degree in Law & Diplomacy from the Fletcher School of Law & Diplomacy and a J.D. degree from the University of Hawaii School of Law.

EXECUTIVE COMPENSATION

Officer Compensation

        The following table sets forth all compensation awarded to, earned by or paid for services rendered to GRIC in all capacities during the years ended December 31, 2001, 2002 and 2003 by our chief executive officer, our four other most highly compensated executive officers who earned at least $100,000 and were serving as executive officers as of December 31, 2003, and any other persons who served as executive officers during 2003 who, had such person served as an executive officer as of December 31, 2003, would have been one of our four most highly compensated executive officers (collectively, the "Named Executive Officers"). We do not grant stock appreciation rights and have no long-term compensation benefits other than stock options.

Summary Compensation Table

Long-Term Compensation Awards
Annual Compensation
				All Other Compensation ($)	Securities Underlying Options
	Year	Salary ($)	Bonus ($)
Bharat Davé Chief Executive Officer and President	2003 2002 2001	297,846 270,000 243,906	— 60,000 60,000	— — —	450,000 250,000 435,000
Kelly Anderson(1) Senior Vice President, Worldwide Sales	2003	182,984	—	117,642	300,000
Michael A. Smart Senior Vice President, Operations, Engineering and Product Development	2003 2002 2001	191,644 173,750 154,032	25,000 30,000 30,000	— — —	145,000 80,000 30,000
David L. Teichmann Senior Vice President, General Counsel and Secretary	2003 2002 2001	205,000 205,000 185,737	10,000 40,000 40,000	— — —	145,000 110,000 82,500
Kim S. Silverman(2) Vice President and Chief Financial Officer	2003 2002 2001	192,122 170,000 133,772	— 25,000 16,668	— — —	80,000 70,000 72,500

(1)
Mr. Anderson joined GRIC in January 2003.

(2)
Ms. Silverman resigned from the Company effective December 31, 2003.

        The following table sets forth further information regarding option grants to each of the Named Executive Officers during 2003. In accordance with the rules of the Securities and Exchange Commission, the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective ten-year terms. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted to the end of the option's term.

Option Grants in 2003

Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
	Number of Securities Underlying Options Granted (#)(1)(2)	Percent of Total Options Granted to Employees in 2003(%)(3)
Name			Exercise Price Per Share($)	Expiration Date
					5%	10%
Bharat Davé	50,000 200,000 200,000	1.44 5.78 5.78	1.60 2.46 5.04	3/11/2013 4/22/2013 12/18/2013	$50,312 309,416 633,926	$127,499 784,121 1,606,492
Kelly Anderson	175,000 60,000 65,000	5.05 1.73 1.88	2.25 2.46 5.04	1/28/2013 4/22/2013 12/18/2013	247,627 92,825 206,026	627,536 235,236 522,110
Michael A. Smart	80,000 65,000	2.31 1.88	2.46 5.04	4/22/2013 12/18/2013	123,767 206,026	313,649 522,110
David L. Teichmann	80,000 65,000	2.31 1.88	2.46 5.04	4/22/2013 12/18/2013	123,767 206,026	313,649 522,110
Kim S. Silverman	80,000	2.31	2.46	4/22/2013	123,767	313,649

(1)
Options were granted under our 1999 Equity Incentive Plan.

(2)
The shares vest monthly over 50 months, except that: (a) on December 31, 2004, options granted on April 22, 2003 to purchase 100,000, 30,000, 40,000 and 40,000 shares will vest in full for each of Bharat Davé, Kelly Anderson, Michael Smart and David Teichmann, respectively; (b) on December 31, 2004, options granted on December 18, 2003 to purchase 80,000, 26,000, 26,000 and 26,000 shares will vest in full for each of Bharat Davé, Kelly Anderson, Michael Smart and David Teichmann, respectively, and the balance of the shares granted on this date will vest monthly over the following 36 months; and (c) on January 29, 2004, options granted on March 11, 2003 to purchase 50,000 shares vested in full for Bharat Davé.

(3)
Based on an aggregate of 3,462,509 options granted by us during the fiscal year ended December 31, 2003 to our employees and consultants, including the Named Executive Officers.

(4)
The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the fair market value of the common stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.

        The following table sets forth the number of shares acquired upon the exercise of stock options during 2003, and the number of shares covered by both exercisable and unexercisable stock options held, by each of the Named Executive Officers at December 31, 2003. Also reported are values of unexercised "in-the-money" options, which represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of our common stock on December 31, 2003 ($5.36 per share).

Aggregate Option Exercises in 2003 and Year-End Values

        The following table sets forth certain information concerning the number and value at December 31, 2003 of unexercised options held by the Named Executive Officers. None of the Named Executive Officers exercised any stock options during fiscal 2003.

	Number of Securities Underlying Unexercised Options at December 31, 2003
			Value of Unexercised In-the-Money Options at December 31, 2003
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Bharat Davé	823,000	572,000	589,000	506,000
Kelly Anderson	73,300	226,700	73,300	226,700
Michael A. Smart	153,900	136,100	153,900	136,100
David L. Teichmann	198,907	145,540	186,547	143,900
Kim S. Silverman	171,760	—	162,035	—

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY INCENTIVE PLANS

        The following table sets forth certain information, as of December 31, 2003, concerning securities authorized for issuance under all equity compensation plans of the Company:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	7,236,174	$5.13	2,255,269	(1)
Equity compensation plans not approved by security holders	—	—	—

Total	7,236,174	$5.13	2,255,269

(1)
Includes 328,794 shares available for issuance under our 1999 Equity Incentive Plan and 22 shares available for issuance under our 1999 Employee Stock Purchase Plan, 1,859,090 shares available for issuance under our 1997 Stock Option Plan and 67,363 shares available for issuance under our 1995 Stock Option Plan.

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

Bharat Davé

        Pursuant to an offer letter dated September 21, 2000, if the Company is acquired after completion of Mr. Davé's first year of employment, and such employment is terminated without cause within one year of the effective date of the acquisition, then 100% of his unvested options will be vested immediately upon his date of termination, without regard to satisfaction of the conditions to vesting that would otherwise apply. Pursuant to the same letter, if the Company terminates Mr. Davé's employment without cause, he will be entitled to receive a severance payment equivalent to six (6) months' base salary, and up to six (6) months' company-paid insurance continuation following the date of his termination, unless comparable benefits are otherwise provided to him by a third party. Based on Mr. Davé's current salary, his severance payment would equal $175,000.

Daniel Fairfax

        Pursuant to an offer letter dated February 9, 2004, in the event of a change of control during Mr. Fairfax's first year of employment as Chief Financial Officer, if his employment is terminated without cause within one year of the effective date of the change of control, then 100% of his then unvested options will be vested immediately upon his date of termination, without regard to satisfaction of the conditions to vesting that would otherwise apply. If the change of control occurs after completion of his first year of employment, then only 50% of his then unvested options will be vested immediately upon his date of termination. Pursuant to the same letter, if the Company terminates Mr. Fairfax's employment without cause, he will be entitled to receive a severance payment equivalent to six (6) months' base salary, and reimbursement of up to six (6) months of COBRA insurance coverage following the date of his termination, unless comparable benefits are otherwise provided to him by a third party. Based on Mr. Fairfax's current salary, his severance payment would equal $112,500. In addition, if the Company terminates his employment without cause prior to December 23, 2004, then the vesting of his initial option grant to purchase 350,000 shares of our common stock will accelerate in an amount equal to 2% per month for each full month from his hire date through his termination date.

Rob Fuggetta

        Pursuant to an offer letter dated August 7, 2003, in the event of an acquisition or merger of the Company involving a change of control that occurs within the first year of Mr. Fuggetta's employment, if the Company or its successor elects to terminate his employment as Senior Vice President, Worldwide Marketing, without cause, within one (1) year after the effective date of such change of control, then Mr. Fuggetta shall be entitled to acceleration of the vesting of his initial option grant to purchase 150,000 shares of our common stock such that fifty percent (50%) of the number of any unvested options shall become vested automatically on the date of such termination.

Michael Smart

        Pursuant to an offer letter dated October 16, 2000, if the Company terminates Mr. Smart's employment without cause, he will be entitled to receive a severance payment equivalent to six (6) months' base salary, and up to six (6) months' company-paid insurance continuation following the date of his termination, unless comparable benefits are otherwise provided to him by a third party. Based on Mr. Smart's current salary, his severance payment would equal $100,000.

David L. Teichmann

        Pursuant to an offer letter dated June 8, 1998, in the event of a change of control of the Company, 100% of Mr. Teichmann's then unvested options will be vested immediately upon the effective date of the change of control, without regard to satisfaction of the conditions to vesting that would otherwise apply. Pursuant to the terms of the same letter, if the Company terminates Mr. Teichmann's employment in connection with a change of control of the Company, Mr. Teichmann will be entitled to receive a severance payment equivalent to six (6) months' base salary and bonus, and up to six (6) months' company-paid insurance continuation following the date of his termination, unless comparable benefits are otherwise provided to him by a third party. Based on Mr. Teichmann's current salary, his severance payment would equal $143,500. Pursuant to a letter dated June 18, 2002, which amended his original offer letter, if the Company terminates Mr. Teichmann's employment without cause other than in connection with a change of control of the Company, his severance payment would be based solely on base salary and, based on his current salary, would equal $102,500.

All Executive Officers

        Pursuant to a resolution adopted by the Board of Directors in fiscal 2001, in the event an employee's employment with the Company is terminated without cause within one year following a change of control of the Company, the exercisability of any vested options awarded to such employee, including the Company's executive officers, will be extended from a three-month period to a twelve-month period following the date of such termination.

REPORT OF THE
AUDIT COMMITTEE

        The Audit Committee consists of Gerald Wright, Roderick C. McGeary and Joseph M. Zaelit, each of whom are outside directors. This report of the Audit Committee is required by the SEC and, in accordance with the SEC's rules, will not be deemed to be part of, or incorporated by reference by, any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed "soliciting material" or "filed" under such acts.

        The Audit Committee's purpose is to assist the Board of Directors in its oversight of our financial accounting, reporting and controls. The Board of Directors, in its business judgment, has determined that the composition of the Audit Committee conforms to the independence, financial experience and financial understanding requirements as defined by the rules of The Nasdaq Stock Market. The Audit Committee operates pursuant to a charter approved by the Board of Directors on April 6, 2004.

        Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. GRIC's independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards. The Audit Committee discussed with our independent auditors the overall scope and plans for its audit. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting.

        In performing its oversight role, the Audit Committee considered and discussed the audited financial statements with management and the independent auditors. The Audit Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee also considered whether the provision of non-audit services by the independent auditors is compatible with maintaining the auditors' independence and has discussed with the auditors the auditors' independence. Based on the Audit Committee's review and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in our 2003 annual report on Form 10-K filed with the Securities and Exchange Commission. The Audit Committee and the Board of Directors also recommended, subject to stockholder approval, the selection of Ernst & Young LLP as independent auditors to the Company.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:

Gerald Wright, Chairman
Roderick C. McGeary
Joseph M. Zaelit

REPORT OF THE
COMPENSATION COMMITTEE

        The Compensation Committee of the Board of Directors currently consists of Joseph M. Zaelit, Roderick C. McGeary and Walter Sousa. Messrs. McGeary and Sousa, each of whom are independent directors, were appointed to the Compensation Committee on October 21, 2003. The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of GRIC and establishes and reviews general policies relating to compensation and benefits of all employees of GRIC. The premise is that GRIC's achievements will result from the coordinated efforts of all individuals working toward common objectives. GRIC strives to achieve those objectives through teamwork that is focused on meeting the defined expectations of customers and stockholders.

        The following is the report of the Compensation Committee describing compensation policies and rationale applicable to GRIC's executive officers for the fiscal year ended December 31, 2003. This report of the Compensation Committee is required by the SEC and, in accordance with the SEC's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed "soliciting material" or "filed" under either the Securities Act or the Exchange Act.

Compensation Philosophy and Review

        GRIC's executive compensation program is generally designed to align the interests of executives with the interests of stockholders and to reward executives for achieving corporate and individual objectives. The premise is that GRIC's achievements will result from the coordinated efforts of all individuals working toward common objectives. The executive compensation program is also designed to attract, retain and reward executive officers who contribute to GRIC's long-term success in the high technology marketplace. Executive compensation currently consists of a base salary, annual incentive plan and other compensation and benefit programs generally available to other employees.

        The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code on the compensation paid to GRIC's executive officers. Section 162(m) disallows a tax deduction for any publicly-held corporation for compensation paid to an executive officer that exceeds $1.0 million in any taxable year, unless the compensation is performance-based. In general, it is the Compensation Committee's policy to qualify, to the maximum extent possible, its executives' compensation for deductibility under applicable tax laws.

Base Salaries

        Base salary levels for the Chief Executive Officer ("CEO") and other executive officers are intended to compensate executives competitively within the high-technology marketplace. The Compensation Committee determines base salaries by evaluating each executive's scope of responsibility, past performance, prior experience and data on prevailing compensation levels in relevant markets for executive talent. Regarding the latter measure, certain companies included in the peer group index of the stock performance graph are also included in surveys reviewed by the committee in determining salary levels for the CEO and other executive officers of GRIC. Base salaries for executives are reviewed annually by the committee and approved by the full Board of Directors.

Annual Incentive Plan

        We provide annual incentive bonuses for our executive officers as well as other key management employees. The annual incentive plan is intended to link management compensation with corporate and individual objectives. The level of bonus is based on a percentage of annual base salary. At the beginning of each year, we set certain corporate objectives (including financial performance goals) and each individual manager sets his or her own personal objectives to support the achievement of the corporate objectives. At the end of the year, performance is assessed and the level of bonus payable, if any, is determined. Achievement of corporate objectives is given more weight than achievement of personal objectives for purposes of determining the annual bonus. For 2003, annual incentive payments were made at less than 100% of target compensation to reflect the underachievement of corporate objectives, and as part of our overall cost containment strategy aimed at helping us achieve profitability.

Other Compensation

        Our executive officers are also eligible to participate in compensation and benefit programs generally available to other employees, including our Employee Stock Purchase Plan. In addition, from time to time, executive officers have received sign-on bonuses or other bonuses based on extraordinary effort.

Compensation of the Chief Executive Officer

        Mr. Davé was our Acting CEO from January 2003 until June 2003, and since then has served as our CEO. In determining Mr. Davé's compensation, the Compensation Committee considered a variety of factors, including the scope and responsibility of the CEO office, corporate performance, individual performance, compensation paid to other executive officers of the Company and total compensation paid to chief executive officers of comparable companies. In fiscal 2003, Mr. Davé received $276,846 in base salary. The Compensation Committee recommended, and the Board approved, an increase in his base salary to $350,000 in 2004 and in his target incentive pay to $210,000, representing total 2004 annual target compensation of $560,000. Mr. Davé did not receive a bonus for the 2003 annual period as a result of GRIC not achieving annual revenue and profitability performance objectives.

        A fundamental tenet of GRIC's compensation policy, particularly with respect to compensation of the Chief Executive Officer, is to link the level of compensation obtained to GRIC's performance as measured by profitability and growth. One way that we establish this link is to award Mr. Davé with compensation in the form of options to purchase stock. The market is expected to reward superior performance by GRIC, thereby increasing the value of his equity, and penalize unsatisfactory performance, by diminishing or eliminating such value. During 2003, he received options to purchase 450,000 shares of our common stock. These options will vest in full as to a total of 180,000 shares on December 31, 2004 and the balance will vest monthly at an even rate over the succeeding thirty-six months, subject to the terms of the underlying option grant. The Board of Directors approved the committee's recommendations for Mr. Davé's compensation. Through his equity ownership in GRIC, Mr. Davé shares with other stockholders a significant stake in the success of GRIC's business.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

Joseph M. Zaelit, Chairman
Roderick C. McGeary
Walter Sousa

PERFORMANCE GRAPH

        The stock price performance graph below is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

        The following graph shows a comparison of cumulative total stockholder return, calculated on a dividend reinvested basis, for GRIC, the NASDAQ Composite Index and the RDG Internet Composite Index. The graph assumes that $100 was invested in our common stock, the NASDAQ Composite Index, and the RDG Internet Composite Index from December 15, 1999, the date our common stock commenced trading on the NASDAQ Stock Market, through December 31, 2003. Note that historic stock price performance is not necessarily indicative of future stock price performance.

COMPARISON OF 4 YEAR CUMULATIVE TOTAL RETURN*
AMONG GRIC COMMUNICATIONS, INC., THE NASDAQ COMPOSITE INDEX
AND THE RDG INTERNET COMPOSITE INDEX

*
$100 invested on 12/15/99 in stock or on 11/30/99 in index-
including reinvestment of dividends.
Fiscal year ending December 31.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Messrs. Zaelit, McGeary and Sousa are the members of the Compensation Committee. None of the members of the Compensation Committee was at any time during 2003 an officer or employee of GRIC or any of its subsidiaries. Mr. Zaelit previously served as our Senior Vice President and Chief Financial Officer until November 2001, at which time he became a member of the Board of Directors. He became Chairman of the Compensation Committee on January 28, 2003. No executive officer of GRIC served during 2003 or serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on our Board or our Compensation Committee. Mr. Davé participates in the discussions and decisions regarding salaries, incentive and stock compensation for all executive officers of GRIC, except that Mr. Davé is excluded from discussions regarding his salary, incentive and stock compensation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Except as described in the Director Compensation and Executive Compensation sections above, from January 1, 2003 to the present, there have been no (and there are no currently proposed) transactions in which the amount involved exceeded $60,000 to which GRIC or any of its subsidiaries was (or is to be) a party and in which any executive officer, director, 5% beneficial owner of our common stock or member of the immediate family of any of the foregoing persons had (or will have) a pecuniary interest.

SECTION 16(a) BENEFICIAL
OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock, to file with the SEC initial reports of ownership on a Form 3 and reports of changes in ownership of our common stock and other equity securities on a Form 4 or Form 5. Such executive officers, directors and 10% stockholders are required to furnish us with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms furnished to us and written representations from the executive officers and directors, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and 10% stockholders were satisfied during 2003.

STOCKHOLDER PROPOSALS

        Stockholder proposals for inclusion in our proxy statement and form of proxy relating to our annual meeting of stockholders to be held in 2005 must be received by December 18, 2004. Stockholder proposals that are not intended for inclusion in the proxy statement for our annual meeting, but that stockholders intend to introduce at the annual meeting, as well as proposed stockholder nominations for the election of directors at the annual meeting, must each comply with advance notice procedures set forth in our bylaws in order to be brought properly before that annual meeting. With regard to next year's annual meeting of stockholders, the written notice must be received by our Secretary no earlier than February 23, 2005, and no later than March 22, 2005. In addition to timing requirements, the provisions of the bylaws contain informational content requirements that must also be met. A copy of the bylaw provisions governing these timing procedures and content requirements may be obtained by writing to our Secretary at the address specified above. If the presiding officer at the annual meeting of stockholders determines that business, or a nomination, was not brought before the meeting in accordance with the bylaw provisions, then that business will not be transacted and the defective nomination will not be accepted (see "Consideration of Director Nominees").

OTHER BUSINESS

        The board does not presently intend to bring any other business before the meeting, and, so far as is known to the board, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

FINANCIAL STATEMENTS

        The information required by Item 13(a) of Schedule 14A with respect to our audited financial statements and management's discussion and analysis of financial condition and results of operations is filed with our annual report on Form 10-K dated March 15, 2004 and is hereby incorporated by reference pursuant to Item 13(b) of Schedule 14A.

WHERE YOU CAN FIND MORE INFORMATION

        We are required to file reports and other information with the SEC pursuant to the information requirements of the Securities Exchange Act of 1934.

        Our filings with the SEC may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information relating to public reference rooms. Copies of our filings may be obtained at the prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the SEC maintains an Internet site (http://www.sec.gov) that contains certain reports, proxy statements and other information regarding GRIC.

        Statements contained in this proxy statement as to the contents of any contract or other document referred to in this proxy statement are not necessarily complete, and in each instance reference is made to the copy of such contract or other document.

BY ORDER OF THE BOARD OF DIRECTORS
David L. Teichmann Senior Vice President, General Counsel and Secretary

Milpitas, California
April 15, 2004

Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage paid envelope so that your shares may be represented at the meeting.

Appendix A

Charter of the Audit Committee of the Board of Directors
GRIC Communications, Inc.

I.     Purpose

        The purpose of the Audit Committee of the Board of Directors of GRIC Communications, Inc. ("Company") is to assist the Board in fulfilling its oversight responsibilities related to the Company's independent auditor, internal controls and financial reporting. The Committee's principal functions are:

  •
  To oversee the Company's accounting and financial reporting processes, audits of the Company's financial statements and other financial information, and internal control and internal audit functions;

  •
  To review and evaluate the performance and independence of the Company's independent auditor; and

  •
  To facilitate communication among the Company's independent auditor, the Company's financial and senior management, and the Board.

        The Committee will fulfill these functions primarily by carrying out the activities enumerated in Part IV of this charter. In order to serve these functions, the Committee is entitled to unrestricted access to all Company personnel and documents, and is authorized to direct and supervise an investigation into any matters within the scope of its duties, including the power to retain outside counsel in connection with any such investigation.

        The Company shall provide appropriate funding, as determined by the Committee, for payment of (a) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services to the Company, (b) compensation to any advisors employed by the Committee, and (c) ordinary administrative expenses of the Committee that are necessary or appropriate to carry out its duties. The Committee is authorized to retain and terminate, at the Company's expense, legal counsel, auditors or other consultants or advisors, as the Committee determines may be necessary or appropriate to carry out its duties.

II.    Membership

        The Committee shall meet all size, independence, experience and sophistication requirements of The Nasdaq Stock Market and the Securities and Exchange Commission, as such requirements may be amended from time to time. All members of the Committee will be appointed by, and serve at the discretion of, the Board. Unless the Board appoints a chairperson, the members of the Committee may designate a chairperson by majority vote.

III.  Meetings

        The Committee shall meet from time to time as determined by the Committee. The Committee should meet periodically with the Company's independent auditor without management present, to discuss internal controls, the completeness and accuracy of the Company's financial statements, and any other matters that the Committee or the independent auditor believes should be discussed privately. The Committee shall meet with management and the Company's independent auditor no less often than quarterly in connection with the auditors' review of the Company's financial reporting. The Committee may delegate any of its responsibilities to a subcommittee of one or more Committee members, provided that any actions taken pursuant to such delegation are reported to the Committee at its next scheduled meeting.

        At any meeting of the Committee, a quorum for the transaction of business shall be established by the presence of a majority of its members, in person or by telephone or video connection. Action by a majority of the members present at a meeting at which a quorum is present shall be the act of the Committee. The Committee shall maintain minutes of meetings and regularly report to the Board on significant matters related to the Committee's responsibilities.

IV.   Responsibilities and Duties

        The principal responsibilities and duties of the Committee involve its oversight of the Company's relationship with its independent auditor, the Company's internal controls and its financial reporting. The Committee may establish policies and procedures that it deems necessary or advisable from time to time in fulfilling its responsibilities.

A.    Oversight of the Company's Independent Auditor

        The Committee is directly and solely responsible for the selection, appointment, engagement, compensation, retention and oversight of the work of any registered public accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, audit-related or attest services for the Company. The Company's independent auditor will report directly to the Committee.

        The Committee shall:

  1.
  Review and confirm the independent auditor's independence from the Company, including by (a) obtaining from the independent auditor a formal written statement delineating all relationships between the independent auditor and the Company, required to be disclosed by Independence Standards Board Standard 1, (b) discussing with the independent auditor any disclosed relationships or services that might impact the independent auditor's objectivity and independence, and (c) reviewing at least annually fees paid to the independent auditor for audit and non-audit services.

  2.
  Monitor the rotation of the lead audit, concurring and other partners of the Company's independent auditor as may be required by the rules and regulations of the Securities and Exchange Commission in order to maintain auditor independence.

  3.
  Review the scope and results of the annual audit with the independent auditor, any difficulties that the independent auditor encountered in the course of the audit work, and management's response.

  4.
  Evaluate the performance of the Company's independent auditor on at least an annual basis and, as determined by the Committee, retain or replace the independent auditor for the Company.

  5.
  Determine the fees to be paid to the independent auditor in connection with its audit work and other terms of engagement.

  6.
  Approve in advance any audit-related, non-audit and attest services to be provided to the Company by the independent auditor, or establish policies and procedures for the review and pre-approval by the Committee of all audit-related and non-audit services, except as otherwise permitted by the rules of the Securities and Exchange Commission or The Nasdaq Stock Market.

  7.
  Resolve any disagreements between the Company's management and its independent auditor (including the resolution of disagreements between management and the auditor regarding financial reporting).

B.    Internal Controls and Processes.

        The Committee shall:

  1.
  Review the Company's internal controls with the Company's management and its independent auditor, including internal control over financial reporting, as defined by rules of the Securities and Exchange Commission, no less often than annually.

  2.
  Evaluate the performance of any internal audit function, and review internal controls and any internal audit function with the Company's independent auditor from time to time.

  3.
  Review all significant issues raised by any internal auditor, and any matters involving fraud, illegal acts or significant deficiencies in internal controls.

  4.
  Discuss with management and the Company's independent auditor all periodic reviews of the adequacy of the Company's accounting and financial reporting processes and systems of internal control. Discuss with the Company's independent auditor the management's report on the Company's internal control over financial reporting, including the procedures used by management to evaluate the effectiveness of the Company's internal control, the management's assessment of the effectiveness of the Company's internal control over financial reporting and any material weaknesses or reportable conditions or significant deficiencies in the Company's internal control over financial reporting that have been identified by management, and review the independent auditor's attestation report on the management's assessment of the Company's internal control over financial reporting.

  5.
  Obtain and review annually a report by the independent auditor describing the firm's internal quality-control procedures, any material issues raised by the most recent internal quality-control review or peer review or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

  6.
  Review regularly with the independent auditor the quality, not just the acceptability, of the Company's accounting and reporting principles and practices and any significant issues.

C.    Financial Reporting.

        The Committee shall:

  1.
  In connection with the Committee's review of the Company's annual financial statements, the Committee shall:

  •
  Discuss with the independent auditor and management the financial statements and the results of the independent auditor's audit of the financial statements; and

  •
  Discuss any items required to be communicated by the independent auditor in accordance with Statement of Auditing Standards No. 61, Communications with Audit Committees. These discussions should include (i) the independent auditor's judgments about the quality and appropriateness of the Company's accounting principles and the adequacy and effectiveness of its accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs and (ii) the reasonableness of significant judgments, the clarity of the disclosures in the Company's consolidated financial statements and any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

  2.
  In connection with the Committee's review of quarterly financial statements, the Committee shall:

  •
  Discuss with the independent auditor and management the results of the independent auditor's Statement of Accounting Standards No. 100 review of the quarterly financial statements; and

  •
  Discuss significant issues, events and transitions and any significant changes regarding accounting principles, practices, judgments or estimates with management and the independent auditor, including any significant disagreements among management and the independent auditor.

  3.
  Review in advance the quarterly press release reporting the Company's financial results, "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Company's SEC filings, and any material changes in accounting principles or practices used in preparing the financial statements prior to the filing of a registration statement or periodic report including such financial statements with the SEC.

  4.
  In connection with the Committee's review of any quarterly and annual financial statements, discuss with management and the independent auditor the Company's selection, application and disclosure of critical accounting policies and any proposed changes in accounting or financial reporting that may have a significant impact on the Company.

  5.
  Recommend to the Board whether the annual financial statements should be included in the Annual Report on Form 10-K, based on (1) the Committee's review and discussion with management of the annual financial statements, (2) the Committee's discussion with the independent auditor of the matters required to be discussed by SAS 61, and (3) the Committee's review and discussion with the independent auditor of the independent auditor's independence and the written disclosures and letter from the independent auditor required by Independence Standards Board Standard No. 1.

  6.
  Review and consider for approval all related-party transactions (as required by rules of The Nasdaq Stock Market) between the Company (or any subsidiary) and any Company directors or director nominee, executive officer, beneficial owner of more than five percent of the Company's outstanding securities, or members of the immediate family of any of the foregoing persons.

D.    Other Responsibilities.

        The Committee shall:

  1.
  Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees regarding questionable accounting or auditing matters.

  2.
  Discuss any comments or recommendations of the independent auditor outlined in its annual management letter, approve a schedule for implementing any recommended changes, and monitor compliance with the schedule.

  3.
  Review with the Company's General Counsel legal matters that could have a significant impact on the Company's financial statements or results of operations.

  4.
  Review and reassess the adequacy of the Committee's charter at least annually. Submit the charter to the Board of Directors for review and include a copy of the charter with the

    Company's proxy statement as required by the rules and regulations of the Securities and Exchange Commission.

  5.
  Annually prepare a report to the Company's stockholders, for inclusion in the Company's annual proxy statement, as required by the rules and regulations of the Securities and Exchange Commission.

  6.
  Approve, monitor, and oversee policies established and implemented by management for the hiring of employees and former employees of the Company's independent auditor.

  7.
  Perform any other activities required by applicable law, rules or regulations, including the rules of the Securities and Exchange Commission and The Nasdaq Stock Market, and perform other activities that are consistent with this charter, the Company's Bylaws and governing laws, as the Committee or the Board deems necessary or appropriate.

PROXY

GRIC COMMUNICATIONS, INC.
1421 McCarthy Blvd., Milpitas, California 95035

Annual Meeting of Stockholders—May 19, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Bharat Davé and Daniel W. Fairfax, and each of them, as proxies of the undersigned, each with full power to appoint his substitute, and hereby authorizes them to represent and to vote all the shares of stock of GRIC Communications, Inc. which the undersigned is entitled to vote, as specified on the reverse side of this card, at the Annual Meeting of Stockholders of GRIC Communications, Inc. (the "Meeting") to be held on May 19, 2004 at 10:00 a.m., local time, at the Sheraton San Jose Hotel, 1801 Barber Lane, California 95035, and at any adjournment or postponement thereof.

When this Proxy is properly executed, the shares to which this Proxy relates will be voted as specified and, if no specification is made, will be voted for the Board of Director nominees and for Proposals 2 and 3, and this Proxy authorizes the above-designated Proxies to vote in their discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

[See reverse side] (Continued and to be signed on reverse side)

☒    Please mark votes as in this example

The Board of Directors recommends a vote FOR the Proposals:

1.	ELECTION OF DIRECTORS.
	Nominees:	(01) Dr. Hong Chen, (02) Bharat Davé, (03) James J. Goodman, (04) Roderick C. McGeary, (05) Olof Pripp, (06) Walter Sousa, (07) Tom Thimot, (08) Gerald Wright, (09) Joseph M. Zaelit
		For All Nominees ☐	Withheld From All Nominees ☐

☐ For all Nominee(s) except as written above:
2.	RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.
		For ☐	Against ☐	Abstain ☐
3.	APPROVE A PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO GOREMOTE INTERNET COMMUNICATIONS, INC.
		For ☐	Against ☐	Abstain ☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    ☐

MARK HERE IF YOU PLAN TO ATTEND THE MEETING    ☐

Whether or not you plan to attend the meeting in person, you are urged to complete, date, sign and promptly mail this Proxy in the enclosed return envelope so that your shares may be represented at the meeting.

Please sign exactly as your name(s) appear(s) on this Proxy. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this Proxy. If shares of stock are held of record by a corporation, this Proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute this Proxy for a deceased stockholder should give their full title. Please date this Proxy.

Signature:	Date:

Signature:	Date:

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT 2004 ANNUAL MEETING OF STOCKHOLDERS
VOTING RIGHTS AND SOLICITATION OF PROXIES
EXPENSES OF SOLICITATION
REVOCABILITY OF PROXIES
GOVERNANCE OF THE COMPANY
PROPOSAL NO. 1—ELECTION OF DIRECTORS
PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
PROPOSAL NO. 3—AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO GOREMOTE INTERNET COMMUNICATIONS, INC.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
Aggregate Option Exercises in 2003 and Year-End Values
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY INCENTIVE PLANS
TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS
REPORT OF THE AUDIT COMMITTEE
REPORT OF THE COMPENSATION COMMITTEE
PERFORMANCE GRAPH
COMPARISON OF 4 YEAR CUMULATIVE TOTAL RETURN* AMONG GRIC COMMUNICATIONS, INC., THE NASDAQ COMPOSITE INDEX AND THE RDG INTERNET COMPOSITE INDEX
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS
OTHER BUSINESS
FINANCIAL STATEMENTS
WHERE YOU CAN FIND MORE INFORMATION
Appendix A Charter of the Audit Committee of the Board of Directors GRIC Communications, Inc.